Exhibit 2

Salomon Smith Barney

Financial Services Conference 2003

David Morgan                   Chief Executive Officer

4 March 2003

What the market is asking

•                       Slowdown in housing lending

•                       Asset quality and the credit cycle

•                       Wealth management – where’s the value?

•                       The service challenge

•                       Can high single digit returns continue?

Credit growth – similar trends

Credit quality sound…

…and no signs of stress across the portfolio

Wealth management – across the value chain

Customers

•                       7.5 Million Westpac customers

•                       Access to non-Westpac customers though EFA networks

Distribution & Advice

•                       700 Westpac planners & advisers

•                       Over 15,000 EFAs

Bundling Platform

•                       Leading wrap and corporate super platforms

Product Manufacture

•                       Broad product range

•                       Proven servicing capability

Investment Management

•                       Core Australian equites style

•                       External mangers for International equities, hedge funds, property and fixed interest

Back Office

•                       Outsourced partners for funds admin

•                       Centralised back office servicing centre

BT value - sensitivity analysis

•                       At acquisition, $900m consideration equated to 81% of assessed value

•                       Present value of additional synergies identified - $230 million

•                       $37million p.a. in additional ongoing synergies

•                       $27 million in one-off costs to extract synergies

•                       Further benefits realised equivalent to $5 billion in additional retail funds under management

Wealth management

•                       Investment consistent with the size of the wealth management opportunity

•                       Risk

•                       Control

•                       Price

•                       Only major bank offering a Wrap capability

•                       Components of value (August 02)

Portfolio services–Wrap & Corp Super	34%
Retail product and distribution	41%
New Zealand	5%
Margin lending and wholesale funds	20%
Total	100%

How are we tracking?

•                       Integration is on track

•                       Key functions integrated

•                       Relocation to Chifley

•                       50% of 2003 synergies to be realised by end March 2003

•                       Solid institutional flows offset by lower net retail FUM

•                       Wrap presence continues to expand and attract solid inflows

•                       Reinforcing the brand and culture

The service opportunity

Strong staff commitment

Staff satisfaction ahead of norms

Translating staff commitment into customer satisfaction

•                       Ann Sherry – Implementing New Zealand transformation

•                       Mike Pratt – Major Australian change program

•                       Michael Coomer – Functionality to deliver the promise

•                       Phil Coffey – WIB transformation

Staff       ------->   Customer       ------->   Shareholder value

The branch is back

•                       Only major Australian bank to expand its branch presence in year to June 2002(1)

•                       Extending branch opening hours

(1)               APRA Points of Presence Survey as at  June 2002.

Looking ahead

•                       In November 2002, we articulated our expectation for cash EPS# growth of 7% - 9% in 2002/03

•                       Given global uncertainties, we noted the balance of risks to the outlook was on the downside\

•                       Core businesses continue to perform well

•                       To date, downside risks have yet to materialise

# Cash earnings refers to “Underlying” cash earnings which excludes significant items.

Disclaimer

The material contained in the following presentation is intended to be general background information on Westpac Banking Corporation and its activities as at 4 March 2003.

The information is supplied in summary form and is therefore not necessarily complete. Also, it is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs.